Exhibit 99.1

United Rentals Completes Acquisition of BakerCorp and Updates Guidance to Reflect Impact

STAMFORD, Conn. – July 31, 2018 – United Rentals, Inc. (NYSE: URI) today announced that it has completed its previously announced acquisition of BakerCorp International Holdings, Inc. (“BakerCorp”) for a total purchase price of approximately $715 million. The transaction was funded through a combination of cash and available capacity on the company’s senior secured asset-based revolving credit facility.

BakerCorp is a leading multinational provider of tank, pump, filtration and trench shoring rental solutions for a broad range of industrial and construction applications. With the acquisition, United Rentals substantially augments its bundled solutions for fluid storage, transfer and treatment; expands its strategic account base; and gains a significant opportunity to increase revenue and enhance customer service by cross-selling to its broader customer base. The BakerCorp acquisition added approximately 25,000 units of fleet, 46 branches in North America and 11 in Europe, and approximately 950 employees to United Rentals’ footprint. For the trailing 12 months ended May 31, 2018, BakerCorp generated $79 million of adjusted EBITDA at a 26.9% margin on $295 million of total revenue.

Michael Kneeland, chief executive officer of United Rentals, said, “The Baker acquisition is a highly strategic move on our part to grow our Specialty segment. Our expanded expertise in fluid solutions will benefit our customers and build long-term value for our investors. Today we welcomed almost a thousand top-notch colleagues as the first step in the integration.”

The company has updated its 2018 guidance solely to reflect the acquisition of BakerCorp. The new guidance includes $140 million of total revenue, $40 million of adjusted EBITDA and $50 million of gross capital spending, reflecting the anticipated impact of the acquisition on the company’s full-year results:

	Prior Outlook	Current Outlook
Total revenue	$7.5 billion to $7.7 billion	$7.64 billion to $7.84 billion
Adjusted EBITDA[1]	$3.675 billion to $3.775 billion	$3.715 billion to $3.815 billion
Net rental capital expenditures after gross purchases	$1.25 billion to $1.35 billion, after gross purchases of $1.9 billion to $2.0 billion	$1.3 billion to $1.4 billion, after gross purchases of $1.95 billion to $2.05 billion
Net cash provided by operating activities	$2.675 billion to $2.825 billion	$2.725 billion to $2.875 billion
Free cash flow[2] (excluding the impact of merger and restructuring related costs)	$1.3 billion to $1.4 billion	$1.3 billion to $1.4 billion

[1]	Information reconciling forward-looking adjusted EBITDA to the comparable GAAP financial measures is unavailable to the company without unreasonable effort, as discussed below.
[2]	Free cash flow is a non-GAAP measure. See the Appendix hereto for amounts and a reconciliation to the most comparable GAAP measure.

Centerview Partners acted as financial advisor to United Rentals, and Sullivan & Cromwell acted as legal advisor. Morgan Stanley acted as financial advisor to BakerCorp, and Fried Frank acted as legal advisor.

Non-GAAP Measures

Free cash flow and adjusted earnings before interest, taxes, depreciation and amortization (EBITDA) are non-GAAP financial measures as defined under the rules of the Securities and Exchange Commission. Free cash flow represents net cash provided by operating activities less purchases of, and plus proceeds from, equipment. The equipment purchases and proceeds represent cash flows from investing activities. EBITDA represents the sum of net income, provision for income taxes, interest expense, net, depreciation of rental equipment and non-rental depreciation and amortization. Adjusted EBITDA represents EBITDA plus the sum of the merger related costs, restructuring charge, stock compensation expense, net, and the impact of the fair value mark-up of acquired fleet. The company believes that: (i) free cash flow provides useful additional information concerning cash flow available to meet future debt service obligations and working capital requirements; and (ii) adjusted EBITDA provides useful information about operating performance and period-over-period growth, and help investors gain an understanding of the factors and trends affecting our ongoing cash earnings, from which capital investments are made and debt is serviced. However, neither of these measures should be considered as alternatives to net income or cash flows from operating activities under GAAP as indicators of operating performance or liquidity.

Information reconciling forward-looking adjusted EBITDA to GAAP financial measures is unavailable to the company without unreasonable effort. The company is not able to provide reconciliations of adjusted EBITDA to GAAP financial measures because certain items required for such reconciliations are outside of the company’s control and/or cannot be reasonably predicted, such as the provision for income taxes. Preparation of such reconciliations would require a forward-looking balance sheet, statement of income and statement of cash flow, prepared in accordance with GAAP, and such forward-looking financial statements are unavailable to the company without unreasonable effort. The company provides a range for its adjusted EBITDA forecast that it believes will be achieved, however it cannot accurately predict all the components of the adjusted EBITDA calculation. The company provides an adjusted EBITDA forecast because it believes that adjusted EBITDA, when viewed with the company’s results under GAAP, provides useful information for the reasons noted above. However, adjusted EBITDA is not a measure of financial performance or liquidity under GAAP and, accordingly, should not be considered as an alternative to net income or cash flow from operating activities as an indicator of operating performance or liquidity.

BakerCorp’s adjusted EBITDA is a non-GAAP financial measure as defined under the rules of the Securities and Exchange Commission. United Rentals believes that this non-GAAP financial measure provides useful information about the proposed transaction; however, it should not be considered as an alternative to GAAP net income. A reconciliation between BakerCorp’s net income (loss) and adjusted EBITDA, as well as other financial data, is provided in the investor presentation available on the company’s website.

About United Rentals

United Rentals, Inc. is the largest equipment rental company in the world, with an integrated network of 1,054 rental locations in North America and 11 in Europe. The company’s approximately 16,400 employees serve construction and industrial customers, utilities, municipalities, homeowners and others. The company offers approximately 4,200 classes of equipment for rent with a total original cost of $12.4 billion. United Rentals is a member of the Standard & Poor’s 500 Index, the Barron’s 400 Index and the Russell 3000 Index® and is headquartered in Stamford, Conn. Additional information about United Rentals is available at unitedrentals.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, known as the PSLRA. Forward-looking statements involve significant risks and uncertainties that may cause results to differ materially from those set forth in the statements. These statements are based on current plans, estimates and projections, and, therefore, you should not place undue reliance on them. No forward-looking statement, including any such statement concerning the completion and anticipated benefits of the proposed transaction, can be guaranteed, and actual results may differ materially from those projected. United Rentals undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Forward-looking statements are not historical facts, but rather are based on current expectations, estimates, assumptions and projections about the business and future financial results of the equipment rental industries, and other legal, regulatory and economic developments. We use words such as “anticipates,” “believes,” “plans,” “expects,” “projects,” “future,” “intends,” “may,” “will,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “guidance” and similar expressions to identify these forward-looking statements that are intended to be covered by the safe harbor provisions of the PSLRA. Actual results could differ materially from the results contemplated by these forward-looking statements due to a number of factors, including, but not limited to, those described in the SEC reports filed by United Rentals, as well as the possibility that (1) problems may arise in successfully integrating the businesses of United Rentals and BakerCorp, including, without limitation, problems associated with the potential loss of any key employees of BakerCorp; (2) the transaction may involve unexpected costs, including, without limitation, the exposure to any unrecorded liabilities or unidentified issues that we failed to discover during the due diligence investigation of BakerCorp or that are not subject to indemnification or reimbursement, as well as potential unfavorable accounting treatment and unexpected increases in taxes; (3) our business may suffer as a result of uncertainty surrounding the transaction, any adverse effects on our ability to maintain relationships with customers, employees and suppliers, or the inherent risk associated with entering a geographic area or business; and (4) the industry may be subject to future risks that are described in the “Risk Factors” section of the Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed from time to time with the SEC by United Rentals. United Rentals gives no assurance that it will achieve its expectations and does not assume any responsibility for the accuracy and completeness of the forward-looking statements.

The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that affect the businesses of United Rentals described in the “Risk Factors” section of its Annual Reports on Form 10-K, Quarterly

Reports on Form 10-Q and other documents filed from time to time with the SEC. All forward-looking statements included in this document are based upon information available to United Rentals on the date hereof; and United Rentals assumes no obligations to update or revise any such forward-looking statements.

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Contact:

United Rentals, Inc.

Ted Grace

(203) 618-7122

Cell: (203) 399-8951

tgrace@ur.com

Appendix

UNITED RENTALS, INC.

FREE CASH FLOW GAAP RECONCILIATION

(In millions)

We define “free cash flow” as net cash provided by operating activities less purchases of, and plus proceeds from, equipment. The equipment purchases and proceeds are included in cash flows from investing activities. Management believes that free cash flow provides useful additional information concerning cash flow available to meet future debt service obligations and working capital requirements. However, free cash flow is not a measure of financial performance or liquidity under GAAP. Accordingly, free cash flow should not be considered an alternative to net income or cash flow from operating activities as an indicator of operating performance or liquidity.

The table below provides a reconciliation between 2018 forecasted net cash provided by operating activities and free cash flow.

Net cash provided by operating activities	$2,725- $2,875
Purchases of rental equipment	$(1,950)-$(2,050)
Proceeds from sales of rental equipment	$600-$700
Purchases of non-rental equipment, net of proceeds from sales and insurance proceeds from damaged equipment	$(75)-$(125)
Free cash flow (excluding the impact of merger and restructuring related payments)	$1,300-$1,400

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